INTERIM CO-DISTRIBUTION AGREEMENT

THIS AGREEMENT is made and entered into as of October 31, 2014, by and between the TRUST FOR ADVISED PORTFOLIOS, a Delaware statutory trust (the “Trust”) on behalf of the Funds (defined below), QUASAR DISTRIBUTORS, LLC, a Delaware limited liability company (the “Distributor”) and LEGG MASON INVESTOR SERVICES, LLC (the “Co-Distributor”).  1919 INVESTMENT COUNSEL, LLC, the (“Advisor”) is a party hereto with respect to Sections 4 F., 7, 14 and 18 only.

WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management investment company, and is authorized to issue shares of beneficial interest (“Shares”) in separate series, with each such series representing interests in a separate portfolio of securities and other assets;

WHEREAS, the Distributor is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the “1934 Act”) and is a member of the Financial Industry Regulatory Authority (“FINRA”);

WHEREAS, the Co-Distributor is registered as a broker-dealer under 1934 Act and is a member of FINRA;

WHEREAS, the Trust desires the assistance of the Co-Distributor’s limited services for a transition period in connection with the offer and sale of the Shares by the Distributor of four series of the Trust listed on Exhibit A hereto (each a “Fund” and collectively, the “Funds”); and

WHEREAS, this Agreement has been approved by a vote of the Trust’s board of trustees (“Board of Trustees” or the “Board”), including its disinterested trustees voting separately, in conformity with Section 15(c) of the 1940 Act.

NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.   Appointment as Co-Distributor

The Trust hereby appoints the Co-Distributor as its limited agent to assist the Distributor with administrative, operational and order-taking functions deemed necessary for the sale and distribution of Shares of the Fund in jurisdictions wherein the Shares may be legally offered for sale, on the terms and conditions set forth in this Agreement, and the Co-Distributor hereby accepts such appointment and agrees to perform the services and duties set forth in this Agreement.  The services and duties of the Co-Distributor shall be confined to those matters expressly set forth herein, and no implied duties are assumed by or may be asserted against the Co-Distributor hereunder.

2.   Services and Duties of the Co-Distributor

A.
During the continuous public offering of Shares, the Co-Distributor will hold itself available to receive orders from intermediaries with selling agreements with the Distributor with respect to Shares of the Funds for the purchase of Shares and will accept such orders, satisfactory to the Co-Distributor, on behalf of the Trust.  The Co-Distributor will provide services at its call center, to facilitate such order-taking, responding to account information requests for direct shareholders, processing account maintenance requests, but will not include answering questions related to investment performance or other questions related to the Funds.  Such purchase orders shall be deemed effective at the time and in the manner set forth in the Prospectus.

B.
The Co-Distributor agrees to take orders for Shares of the Funds on a best efforts basis as agent for the Trust upon the terms and at the current offering price (plus sales charge, if any) described in the Prospectus.  As used in this Agreement, the term “Prospectus” shall mean the current prospectus, including the statement of additional information, as both may be amended or supplemented, relating to a Funds and included in the currently effective registration statement (the “Registration Statement”) of the Trust filed under the Securities Act of 1933, as amended (the “1933 Act”) and the 1940 Act.  The Trust shall in all cases receive the net asset value per Share on all sales (after adjusting for any sales charge, fee or discount, as described in the Prospectus).  If a sales charge is in effect, the Co-Distributor shall remit the sales charge (or portion thereof) to broker-dealers who have sold Shares, as described in Section 2(G), below.

C.	The Co-Distributor will not serve as broker-dealer of record to any accounts holding Shares of the Funds.

D.
 The Co-Distributor, with the operational assistance of the Trust’s interim transfer agent, shall make Shares available for sale and redemption through the National Securities Clearing Corporation’s Fund/SERV System.

E.
The Co-Distributor shall not create advertisements and sales literature relating to the Fund.  The Co-Distributor acknowledges and agrees that it is not authorized to provide any information or make any representations other than as contained in the Prospectus.

F.	The Co-Distributor shall direct the Funds’ custodian to make payments to intermediaries upon receipt of proper instructions from the Distributor

G.
The Co-Distributor, at its sole discretion, may repurchase Shares offered for sale by shareholders of the Funds.  Repurchase of Shares by the Co-Distributor shall be at the price determined in accordance with, and in the manner set forth in, the Prospectus.  At the end of each business day, the Co-Distributor shall notify the Trust and its transfer agent, by any appropriate means, of the orders for repurchase of Shares received by the Co-Distributor since the last notification, the amount to be paid for such Shares and the identity of the shareholders offering Shares for repurchase.  To the extent permitted by the Investment Company Act of 1940, as amended (“1940 Act”) and any exemptive relief thereunder, the Trust reserves the right to suspend such repurchase right upon written notice to the Co-Distributor.  The Co-Distributor further agrees to act as agent for the Trust to receive and transmit promptly to the Trust’s interim transfer agent, shareholder requests for redemption of Shares.

H.
Neither the Co-Distributor nor the Distributor shall be responsible for the payment of any sub-transfer agent fees and expenses, networking charges, reimbursements for conference expenses, revenue sharing expenses or fees or expenses similar to the foregoing. To the extent there is a discount in effect, the Co-Distributor will assist the Distributor in applying the discount to the selling broker-dealer, as described in the Prospectus.

I.	The Co-Distributor shall forward any customer complaints received by Co-Distributor to Distributor.

J.	Co-Distributor shall arrange for the transmission to the Distributor of any Rule 12b-1 payments that Co-Distributor receives from the Fund’s transfer agent.

K.
Co-Distributor shall provide a reasonable level of operational assistance, in its sole discretion, with the Distributor’s payment of front-end and back-end sales charges, but Co-Distributor will not be responsible for payment, as may be requested.

L.
The Co-Distributor shall provide a reasonable level of assistance, in its sole discretion, to the Distributor in providing information for the Distributor’s reports for the Board, including reports regarding the use of any 12b-1 payments received by the Co-Distributor, as may be requested.

M.
The Co-Distributor agrees to advise the Trust promptly in writing of the initiation of any proceedings against it by the Securities and Exchange Commission (“SEC”) or its staff, FINRA or any state regulatory authority.

3.   Services and Duties of the Distributor

A.
The Distributor shall be responsible for the development of all proposed advertisements and sales literature (“Communications with the Public”) relating to the Funds.  The Distributor agrees to review all proposed Communications with the Public for compliance with applicable laws and regulations, and shall file with appropriate regulators these Communications with the Public it believes are in compliance with such laws and regulations.

B.
The Distributor shall be responsible for review of the Trust’s Registration Statement, and any supplement thereto, for compliance with applicable law and regulation and compliance with FINRA rules and regulations.

C.
The Distributor shall be responsible for the oversight of all sales activity of Shares of the Funds (including, without limitation, these activities involving personnel of the Advisor).  The Distributor shall provide the Co-Distributor with a list of all intermediaries eligible to sell Fund Shares, as well as lists of classes of Shares that the individual intermediaries may distribute.

D.	The Distributor shall enter into any and all agreements with broker-dealers or other intermediaries necessary for distributing Shares of each Fund.

E.
The Distributor shall be responsible for all payments to all dealers and other intermediaries with respect to Shares of the Funds, including without limitation, all sales fees and charges, Rule 12b-1 fees (collectively, “Distribution Expenses”).  Upon the receipt of any invoice or bill related to such Distribution, the Co-Distributor shall provide it to the Distributor within 7 days for prompt payment by the Distributor.  The Distributor shall provide instructions for transmission to the Fund’s custodian to the Co-Distributor with respect to the authorization of Rule 12b-1 fee payments to intermediaries, in the form as may be agreed-upon by the Distributor and Co-Distributor.

F.	The Distributor shall be responsible for providing any reports required by the Trust or the Board.

G.
For the avoidance of doubt, the Distributor shall be responsible for providing any distribution-related service for which the Co-Distributor has not expressly assumed responsibility under Section 2 of this Agreement.

H.
The Distributor: (i) has adopted an anti-money laundering compliance program (“AML Program”) that satisfies the requirements of all applicable laws and regulations; (ii) undertakes to carry out its AML Program to the best of its ability; (iii) will promptly notify the Trust and the Advisor if an inspection by the appropriate regulatory authorities of its AML Program identifies any material deficiency; and (vi) will promptly remedy any material deficiency of which it learns.

4.   Representations and Covenants of the Trust

A.	The Trust hereby represents and warrants to the Co-Distributor, which representations and warranties shall be deemed to be continuing throughout the term of this Agreement, that:

(1)
It is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder;

(2)
This Agreement has been duly authorized, executed and delivered by the Trust in accordance with all requisite action and constitutes a valid and legally binding obligation of the Trust, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties;

(3)
It is conducting its business in compliance in all material respects with all applicable laws and regulations, both state and federal, and has obtained all regulatory approvals necessary to carry on its business as now conducted; there is no statute, rule, regulation, order or judgment binding on it and no provision of its charter, bylaws or any contract binding it or affecting its property which would prohibit its execution or performance of this Agreement;

(4)
All Shares to be sold by it, including those offered under this Agreement, are validly authorized and, when issued in accordance with the description in the Prospectus, will be fully paid and nonassessable;

(5)
It has delivered or made available to the Distributor copies of (i) the Trust’s Trust Instrument and Bylaws (collectively, as amended from time to time, “Organic Documents”), (ii) the Trust’s Registration Statement, (iii) the current prospectuses and statements of additional information of each Fund and Class thereof (collectively, as currently in effect and as amended or supplemented, the “Prospectus”), (iv) each current plan of distribution or similar document adopted by the Trust under Rule 12b-1 under the 1940 Act (“Plan”) and each current shareholder service plan or similar document adopted by the Trust (“Service Plan”); and (iv) all procedures adopted by the Trust with respect to the Funds, and shall promptly furnish the Distributor with all amendments of or supplements to the foregoing.  The Trust shall deliver to the Distributor a certified copy of the resolution of the Board appointing the Distributor and authorizing the execution and delivery of this Agreement.

(6)	The Registration Statement, and Prospectus included therein, have been prepared in conformity with the requirements of the 1933 Act and the 1940 Act and the rules and regulations thereunder; and

(7)
The Registration Statement (at the time of its effectiveness) and any advertisements and sales literature prepared by the Trust or its agent (excluding statements relating to the Co-Distributor and the services it provides that are based upon written information furnished by the Co-Distributor expressly for inclusion therein) shall not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that all statements or information furnished to the Co-Distributor pursuant to this Agreement shall be true and correct in all material respects.

B.
The Trust, or its agent, shall take or cause to be taken, all necessary action to register Shares of each Fund under the 1933 Act, qualify such shares for sale in such states as the Trust and the Distributor shall approve, and maintain an effective Registration Statement for such Shares in order to permit the sale of Shares as herein contemplated.  The Trust authorizes the Co-Distributor to use the Prospectus, in the form furnished to the Co-Distributor from time to time, in connection with the sale of Shares.

C.	The Trust agrees to advise the Co-Distributor promptly in writing:

(i)           of any material correspondence or other communication by the SEC or its staff relating to the Funds, including requests by the SEC for amendments to the Registration Statement or Prospectus;

(ii)            in the event of the issuance by the SEC of any stop-order suspending the effectiveness of the Registration Statement then in effect or the initiation of any proceeding for that purpose;

(iii)            of the happening of any event which makes untrue any statement of a material fact made in the Prospectus or which requires the making of a change in such Prospectus in order to make the statements therein not misleading;

(iv)           of all actions taken by the SEC with respect to any amendments to any Registration Statement or Prospectus, which may from time to time be filed with the SEC; and

(v)            in the event that it determines to suspend the sale of Shares at any time in response to conditions in the securities markets or otherwise, or in the event that it determines to suspend the redemption of Shares at any time as permitted by the 1940 Act or the rules of the SEC, including any and all applicable interpretations of such by the staff of the SEC.

D.	The Trust shall notify the Co-Distributor in writing of the states in which the Shares may be sold and shall notify the Co-Distributor in writing of any changes to such information.

E.
The Trust agrees to file from time to time such amendments to its Registration Statement and Prospectus as may be necessary in order that its Registration Statement and Prospectus will not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

F.
The Trust shall fully cooperate in the efforts of the Co-Distributor to provide services described herein and arrange for the sale of Shares and shall make available to the Co-Distributor a statement of each computation of net asset value.  In addition, the Trust shall keep the Co-Distributor fully informed of its affairs and shall provide to the Co-Distributor, from time to time, copies of all information, financial statements and other papers that the Co-Distributor may reasonably request for use in connection with the distribution of Shares, including without limitation, certified copies of any financial statements prepared for the Trust by its independent public accountants and such reasonable number of copies of the Prospectus and annual and interim reports to shareholders as the Co-Distributor may request.  The Trust shall forward a copy of any SEC filings, including the Registration Statement, to the Co-Distributor within one business day of any such filings.  Each of the Trust and the Advisor represent that it will not use or authorize the use of any advertising or sales material unless and until such materials have been approved and authorized for use by the Distributor.  Nothing in this Agreement shall require the sharing or provision of materials protected by privilege or limitation of disclosure, including any applicable attorney-client privilege or trade secret materials.

G.
The Trust has reviewed and is familiar with the provisions of FINRA Rule 2830(k) prohibiting directed brokerage.  In addition, the Trust agrees not to enter into any agreement (whether orally or in writing) under which the Trust directs or is expected to direct its brokerage transactions (or any commission, markup or other payment from such transactions) to a broker or dealer for the promotion or sale of Fund shares or the shares of any other investment company.  In the event the Trust fails to comply with the provisions of FINRA Rule 2830(k), the Trust shall promptly notify the Co-Distributor.

5.   Additional Representations and Covenants of the Co-Distributor

The Co-Distributor hereby represents, warrants and covenants to the Trust, which representations, warranties and covenants shall be deemed to be continuing throughout the term of this Agreement, that:

(1)
It is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder;

(2)
This Agreement has been duly authorized, executed and delivered by the Co-Distributor in accordance with all requisite action and constitutes a valid and legally binding obligation of the Co-Distributor, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties;

(3)
It is conducting its business in compliance in all material respects with all applicable laws and regulations, both state and federal, and has obtained all regulatory approvals necessary to carry on its business as now conducted; there is no statute, rule, regulation, order or judgment binding on it and no provision of its charter, bylaws or any contract binding it or affecting its property which would prohibit its execution or performance of this Agreement;

(4)	It is registered as a broker-dealer under the 1934 Act and is a member in good standing of FINRA;

(5)
It: (i) has adopted an AML Program that satisfies the requirements of all applicable laws and regulations; (ii) undertakes to carry out its AML Program to the best of its ability; (iii) will promptly notify the Trust and the Advisor if an inspection by the appropriate regulatory authorities of its AML Program identifies any material deficiency; and (vi) will promptly remedy any material deficiency of which it learns; and

(6)
In connection with all matters relating to this Agreement, it will comply with the requirements of the 1933 Act, the 1934 Act, the 1940 Act, the regulations of FINRA and all other applicable federal or state laws and regulations.

6.   Standard of Care

A.
The Co-Distributor shall use its best judgment and reasonable efforts in rendering services to the Trust under this Agreement but shall be under no duty to take any action except as specifically set forth herein or as may be specifically agreed to by the Distributor in writing.  The Co-Distributor shall not be liable to the Trust or any of the Trust’s shareholders for any error of judgment or mistake of law, for any loss arising out of any investment, or for any action or inaction of the Distributor in the absence of bad faith, willful misfeasance or gross negligence in the performance of the Distributor’s duties or obligations under this Agreement or by reason of the Distributor’s reckless disregard of its duties and obligations under this Agreement

B.	The Co-Distributor shall not be liable for any action taken or failure to act in good faith reliance upon:

(i)           the advice of the Trust or of counsel, who may be counsel to the Trust or counsel to the Co-Distributor;

(ii)           any oral instruction which it receives and which it reasonably believes in good faith was transmitted by the person or persons authorized by the Board to give such oral instruction (the Co-Distributor shall have no duty or obligation to make any inquiry or effort of certification of such oral instruction);

(iii)           any written instruction or certified copy of any resolution of the Board, and the Co-Distributor may rely upon the genuineness of any such document or copy thereof reasonably believed in good faith by the Co-Distributor to have been validly executed; or

(iv)           any signature, instruction, request, letter of transmittal, certificate, opinion of counsel, statement, instrument, report, notice, consent, order, or other document reasonably believed in good faith by the Co-Distributor to be genuine and to have been signed or presented by the Trust or other proper party or parties; and the Co-Distributor shall not be under any duty or obligation to inquire into the validity or invalidity or authority or lack thereof of any statement, oral or written instruction, resolution, signature, request, letter of transmittal, certificate, opinion of counsel, instrument, report, notice, consent, order, or any other document or instrument which the Co-Distributor reasonably believes in good faith to be genuine.

C.
The Co-Distributor shall not be responsible or liable for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control including, without limitation, acts of civil or military authority, national emergencies, labor difficulties, fire, mechanical breakdowns, flood or catastrophe, epidemic, acts of God, insurrection, war, riots or failure of the mails, transportation, communication or power supply.  In addition, to the extent the Co-Distributor’s or Distributor’s obligations hereunder are to oversee or monitor the activities of third parties, neither Distributor or the Co-Distributor shall not be liable for any failure or delay in the performance of the Distributor’s or Co-Distributor’s duties caused, directly or indirectly, by the failure or delay of such third parties in performing their respective duties or cooperating reasonably and in a timely manner with the Distributor or Co-Distributor, as applicable.

7. Compensation

A.
The Co-Distributor shall be compensated for such out-of-pocket expenses (including, without limitation, record retention, telecommunication charges, postage and delivery charges, and reproduction charges) as are reasonably incurred by the Co-Distributor in performing its duties hereunder.  The Trust shall pay all such fees and reimbursable expenses within 30 calendar days following receipt of the billing notice, except for any fee or expense subject to a good faith dispute.  The Trust shall notify the Co-Distributor in writing within 30 calendar days following receipt of each invoice if the Trust is disputing any amounts in good faith. The Trust shall pay such disputed amounts within 10 calendar days of the day on which the parties agree to the amount to be paid.  With the exception of any fee or expense the Trust is disputing in good faith as set forth above, unpaid invoices shall accrue a finance charge of 1½% per month after the due date. Notwithstanding anything to the contrary, amounts owed by the Trust to the Co-Distributor shall only be paid out of the assets and property of the particular Fund involved.  Such fees and expenses shall be paid to Co-Distributor by the Trust from Rule 12b-1 fees payable by the appropriate Fund or, if the Fund does not have a Rule 12b-1 plan, or if Rule 12b-1 fees are not sufficient to pay such fees and expenses, or if the Rule 12b-1 plan is discontinued, or if the Advisor otherwise determines that Rule 12b-1 fees shall not, in whole or in part, be used to pay co-Distributor, the Advisor shall be responsible for the payment of the amount of such fees and expenses.

B.
To the extent permissible by applicable law and the rules of FINRA, the Advisor shall indemnify, defend and hold the Co-Distributor and Co-Distributor Indemnitees (as defined herein) free and harmless from and against any and all claims, demands, losses, expenses and liabilities of any and every nature (including reasonable attorney’s fees) (collectively, “Distribution Losses”)  that the Co-Distributor Indemnitees may sustain or incur or that may be asserted against a Co-Distributor Indemnitee by any person arising out of or based upon any failure or delay by any party hereto, including without limitation the Distributor, to pay any obligation to a broker-dealer or other intermediary.

8.   Expenses

A.
Neither the Co-Distributor nor Distributor shall bear all costs and expenses in connection with the registration of the Funds’ Shares with the SEC and related compliance with state securities laws, as well as all costs and expenses in connection with the offering of the Shares and communications with shareholders, including but not limited to: (i) fees and disbursements of its counsel and independent public accountants; (ii) costs and expenses of the preparation, filing, printing and mailing of Registration Statements and Prospectuses, as well as related advertising and sales literature; (iii) to the extent that the costs and expenses are not borne or reimbursed by the Advisor, costs and expenses of the preparation, printing and mailing of annual and interim reports, proxy materials and other communications to shareholders; and (iv) fees required in connection with the offer and sale of Shares in such jurisdictions as shall be selected by the Trust pursuant to Section 3(D) hereof.

B.
The Co-Distributor shall bear the expenses of registration or qualification of the Co-Distributor as a dealer or broker under federal or state laws and the expenses of continuing such registration or qualification.  The Co-Distributor does not assume responsibility for any expenses not expressly assumed hereunder.

9. Indemnification

A.
The Trust shall indemnify, defend and hold the Co-Distributor and each of its managers, officers, employees, representatives and any person who controls the Co-Distributor within the meaning of Section 15 of the 1933 Act (collectively, the “Co-Distributor Indemnitees”), free and harmless from and against any and all claims, demands, losses, expenses and liabilities of any and every nature (including reasonable attorneys’ fees) (collectively, “Losses”) that the Co-Distributor Indemnitees may sustain or incur or that may be asserted against a Co-Distributor Indemnitee by any person (i) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Funds’ Registration Statement or Prospectus, or as applicable in any of the Funds’ annual or interim report to shareholders, or in any advertisements or sales literature prepared by the Trust or its agent, or (ii) arising out of or based upon any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) based upon the Trust’s refusal or failure to comply with the terms of this Agreement or from its bad faith, gross negligence, or willful misconduct in the performance of its duties under this Agreement; provided, however, that the Trust’s obligation to indemnify the Co-Distributor Indemnitees shall not be deemed to cover any Losses arising out of any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, Prospectus, annual or interim report, or any advertisement or sales literature in reliance upon and in conformity with written information relating to the Co-Distributor and furnished to the Trust or its counsel by the Co-Distributor for the purpose of, and used in, the preparation thereof.  The Trust’s agreement to indemnify the Co-Distributor Indemnitees is expressly conditioned upon the Trust being notified of such action or claim of loss brought against the Co-Distributor Indemnitees within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Co-Distributor Indemnitees, unless the failure to give notice does not prejudice the Trust; provided, that the failure so to notify the Trust of any such action shall not relieve the Trust from any liability which the Trust may have to the person against whom such action is brought by reason of any such untrue, or alleged untrue, statement or omission, or alleged omission, otherwise than on account of the Trust’s indemnity agreement contained in this Section 9(A).

B.
The Trust shall be entitled to participate at its own expense in the defense, or if it so elects, to assume the defense of any suit brought to enforce any such Losses, but if the Trust elects to assume the defense, such defense shall be conducted by counsel chosen by the Trust and approved by the Co-Distributor, which approval shall not be unreasonably withheld.  In the event the Trust elects to assume the defense of any such suit and retain such counsel, the Co-Distributor Indemnitees in such suit shall bear the fees and expenses of any additional counsel retained by them.  If the Trust does not elect to assume the defense of any such suit, or in case the Co-Distributor does not, in the exercise of reasonable judgment, approve of counsel chosen by the Trust, or if under prevailing law or legal codes of ethics, the same counsel cannot effectively represent the interests of both the Trust and the Co-Distributor Indemnitees, the Trust will reimburse the Co-Distributor Indemnitees for the reasonable fees and expenses of any counsel retained by them.  The Trust’s indemnification agreement contained in Sections 9(A) and 9(B) herein shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Co-Distributor Indemnitees and shall survive the delivery of any Shares and the termination of this Agreement.  This agreement of indemnity will inure exclusively to the benefit of the Co-Distributor Indemnitees and their successors.  The Trust agrees promptly to notify the Co-Distributor of the commencement of any litigation or proceedings against the Trust or any of its officers or trustees in connection with the offer and sale of any of the Shares.

C.
The Trust shall advance attorneys’ fees and other expenses incurred by any co-Distributor Indemnitee in defending any claim, demand, action or suit which is the subject of a claim for indemnification pursuant to this Section 8 to the maximum extent permissible under applicable law.

D.
The Co-Distributor shall indemnify, defend and hold the Trust and each of its trustees, officers, employees, representatives and any person who controls the Trust within the meaning of Section 15 of the 1933 Act (collectively, the “Trust Indemnitees”), free and harmless from and against any and all Losses that the Trust Indemnitees may sustain or incur or that may be asserted against a Trust Indemnitee by any person (i) arising out of or based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement or any Prospectus, or in any annual or interim report to shareholders, or in any advertisements or sales literature prepared by the Co-Distributor, or (ii) arising out of or based upon any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statement not misleading, or (iii) based upon the Co-Distributor’s refusal or failure to comply with the terms of this Agreement or from its bad faith, gross negligence, or willful misconduct in the performance of its duties under this Agreement; provided, however, that with respect to clauses (i) and (ii), above, the Co-Distributor’s obligation to indemnify the Trust Indemnitees shall only be deemed to cover Losses arising out of any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, Prospectus, annual or interim report, or any advertisement or sales literature in reliance upon and in conformity with written information relating to the Co-Distributor and furnished to the Trust or its counsel by the Co-Distributor for the purpose of, and used in, the preparation thereof.  The Co-Distributor’s agreement to indemnify the Trust Indemnitees is expressly conditioned upon the Co-Distributor being notified of any action or claim of loss brought against the Trust Indemnitees within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Trust Indemnitees, unless the failure to give notice does not prejudice the Co-Distributor; provided, that the failure so to notify the Co-Distributor of any such action shall not relieve the Co-Distributor from any liability which the Co-Distributor may have to the person against whom such action is brought by reason of any such untrue, or alleged untrue, statement or omission, otherwise than on account of the Co-Distributor’s indemnity agreement contained in this Section 9(D).

E.
The Co-Distributor shall be entitled to participate at its own expense in the defense, or if it so elects, to assume the defense of any suit brought to enforce any such Losses, but if the Co-Distributor elects to assume the defense, such defense shall be conducted by counsel chosen by the Co-Distributor and approved by the Trust, which approval shall not be unreasonably withheld.  In the event the Co-Distributor elects to assume the defense of any such suit and retain such counsel, the Trust Indemnitees in such suit shall bear the fees and expenses of any additional counsel retained by them.  If the Co-Distributor does not elect to assume the defense of any such suit, or in case the Trust does not, in the exercise of reasonable judgment, approve of counsel chosen by the Co-Distributor, or if under prevailing law or legal codes of ethics, the same counsel cannot effectively represent the interests of both the Trust Indemnitees and the Co-Distributor, the Co-Distributor will reimburse the Trust Indemnitees for the reasonable fees and expenses of any counsel retained by them.  The Co-Distributor’s indemnification agreement contained in Sections 9(D) and 9(E) herein shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Trust Indemnitees and shall survive the delivery of any Shares and the termination of this Agreement.  This agreement of indemnity will inure exclusively to the benefit of the Trust Indemnitees and their successors.  The Co-Distributor agrees promptly to notify the Trust of the commencement of any litigation or proceedings against the Co-Distributor or any of its officers or directors in connection with the offer and sale of any of the Shares.

F.
The Co-Distributor shall advance attorneys’ fees and other expenses incurred by any Trust Indemnitee in defending any claim, demand, action or suit which is the subject of a claim for indemnification pursuant to this Section 9 to the maximum extent permissible under applicable law.

G.	No party to this Agreement shall be liable to the other parties for consequential, special or punitive damages under any provision of this Agreement.

H.
No person shall be obligated to provide indemnification under this Section 9 if such indemnification would be impermissible under the 1940 Act, the 1933 Act, the 1934 Act or the rules of FINRA; provided, however, in such event indemnification shall be provided under this Section 9 to the maximum extent so permissible.

10.   Proprietary and Confidential Information

The Co-Distributor agrees on behalf of itself and its managers, officers, and employees to treat confidentially and as proprietary information of the Trust, all records and other information relative to the Trust and prior, present or potential shareholders of the Trust (and shareholder clients of said shareholders), and not to use such records and information for any purpose other than the performance of its responsibilities and duties hereunder, except (i) after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where the Co-Distributor may be exposed to civil or criminal contempt proceedings for failure to comply, (ii) when requested to divulge such information by duly constituted authorities, or (iii) when so requested by the Trust.  Records and other information which have become known to the public through no wrongful act of the Co-Distributor or any of its employees, agents or representatives, and information that was already in the possession of the Co-Distributor prior to receipt thereof from the Trust or its agent, shall not be subject to this paragraph.

Further, the Co-Distributor will adhere to the privacy policies adopted by the Trust pursuant to Title V of the Gramm-Leach-Bliley Act, as may be modified from time to time.  In this regard, the Co-Distributor shall have in place and maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent unauthorized access to or use of, records and information relating to the Trust and its shareholders.

11.   Compliance with Laws

The Trust has and retains primary responsibility for all compliance matters relating to the Funds, including but not limited to compliance with the 1940 Act, the Internal Revenue Code of 1986, the Sarbanes-Oxley Act of 2002, the USA Patriot Act of 2001 and the policies and limitations of the Funds relating to its portfolio investments as set forth in its Prospectus and statement of additional information.  The Co-Distributor’s services hereunder shall not relieve the Trust of its responsibilities for assuring such compliance or the Board of Trustee’s oversight responsibility with respect thereto.

12.   Term of Agreement; Amendment; Assignment

A.
This Agreement shall become effective with respect to each Fund listed on Exhibit A hereof as of October 31, 2014.  Unless sooner terminated as provided herein, this Agreement shall continue in effect until December 12, 2014, or such other date that the parties may agree to in writing.  Thereafter, if not terminated, this Agreement shall continue in effect automatically as to each Fund for successive one-year periods, provided such continuance is specifically approved at least annually by: (i) the Trust’s Board, or (ii) the vote of a “majority of the outstanding voting securities” of a Fund, and provided that in either event, the continuance is also approved by a majority of the Trust’s Board who are not “interested persons” of any party to this Agreement, by a vote cast in person at a meeting called for the purpose of voting on such approval.

B.
Notwithstanding the foregoing, this Agreement may be terminated, without the payment of any penalty, with respect to a particular Fund: (i) through a failure to renew this Agreement at the end of a term, (ii) upon mutual consent of the parties, or (iii) upon not less than 60 days’ written notice, by either the Trust upon the vote of a majority of the members of its Board who are not “interested persons” of the Trust and have no direct or indirect financial interest in the operation of this Agreement, or by vote of a “majority of the outstanding voting securities” of a Fund, or by the Co-Distributor.  The terms of this Agreement shall not be waived, altered, modified, amended or supplemented in any manner whatsoever except by a written instrument signed by the parties hereto.  If required under the 1940 Act, any such amendment must be approved by the Trust’s Board, including a majority of the Trust’s Board who are not “interested persons” of any party to this Agreement, by a vote cast in person at a meeting for the purpose of voting on such amendment.  In the event that such amendment affects the Advisor, the written instrument shall also be signed by the Advisor.  This Agreement will automatically terminate in the event of its “assignment.”

C.	As used in this Section, the terms “majority of the outstanding voting securities,” “interested person,” and “assignment” shall have the same meaning as such terms have in the 1940 Act.

D.	Sections 7, 9 and 10 shall survive termination of this Agreement.

13.   Duties in the Event of Termination

In connection with termination, the Co-Distributor will promptly, upon such termination and at the expense of the Trust, transfer to the Distributor all relevant books, records, correspondence, and other data established or maintained by the Co-Distributor under this Agreement in a form reasonably acceptable to the Trust (if such form differs from the form in which the co-Distributor has maintained the same, the Trust shall pay any expenses associated with transferring the data to such form), and will cooperate in the transfer of such duties and responsibilities, including provision for assistance from the Co-Distributor’s personnel in the establishment of books, records, and other data by such successor. If Trust designated a successor other than the Distributor, then such books, records and other data shall be returned to the Trust.

14.   Governing Law

This Agreement shall be construed in accordance with the laws of the State of New York, without regard to conflicts of law principles.  To the extent that the applicable laws of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control, and nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or order of the SEC thereunder.

15.   No Agency Relationship

Nothing herein contained shall be deemed to authorize or empower either party to act as agent for the other party to this Agreement, or to conduct business in the name, or for the account, of the other party to this Agreement.

16.   Services Not Exclusive

Nothing in this Agreement shall limit or restrict the Co-Distributor from providing services to other parties that are similar or identical to some or all of the services provided hereunder.

17.   Invalidity

Any provision of this Agreement which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  In such case, the parties shall in good faith modify or substitute such provision consistent with the original intent of the parties.

18.   Notices

Any notice required or permitted to be given by any party to the others shall be in writing and shall be deemed to have been given on the date delivered personally or by courier service, or three days after sent by registered or certified mail, postage prepaid, return receipt requested, or on the date sent and confirmed received by facsimile transmission to the other parties’ respective addresses as set forth below:

Notice to the Co-Distributor shall be sent to:

Legg Mason Investor Services, LLC
Attn:  Debbie Fox
100 International Drive
Baltimore, MD 21202

Notice to the Distributor shall be sent to:

Quasar Distributors, LLC
Attn:  President
615 East Michigan Street
Milwaukee, Wisconsin  53202

notice to the Trust shall be sent to:

U.S. Bancorp Fund Services, LLC
Attn:  Trust for Advised Portfolios
615 E. Michigan Street, Fund Administration
Milwaukee, WI 53202

and notice to the Advisor shall be sent to:

1919 Investment Counsel, LLC
100 International Drive, 5th Floor
Baltimore, Maryland 21202

19. Multiple Originals

This Agreement may be executed on two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer on one or more counterparts as of the date first above written.

TRUST FOR ADVISED PORTFOLIOS	QUASAR DISTRIBUTORS, LLC

By: /s/ Christopher E. Kashmerick	By: /s/ James R. Schoenike

Name: Christopher E. Kashmerick	Name: James R. Schoenike

Title: President	Title: President

1919 INVESTMENT COUNSEL, LLC (with respect to Sections 4 F., 7, 14 and 18 only)	LEGG MASON INVESTOR SERVICES, LLC
By: /s/ Brian Gallagher	By: /s/ Jeremiah O’Shea
Name: Brian Gallagher	Name: Jeremiah O’Shea
Title: Director of Investment Operations	Title: Managing Director

Exhibit A
to the
Co-Distribution Agreement

Separate Series of Trust for Advised Portfolios

Name of Series

1919 Financial Services Fund
1919 Maryland Tax-Free Income Fund
1919 Socially Responsive Balanced Fund
1919 Variable Socially Responsive Balanced Fund